Exhibit 10.48

FORM OF SECOND AMENDMENT TO THE
AMENDMENT AND RESTATEMENT OF
THE HARRAH’S ENTERTAINMENT, INC.
EXECUTIVE SUPPLEMENTAL SAVINGS PLAN II

WHEREAS, Harrah’s Entertainment, Inc., a Delaware corporation (the “Company”), established the Harrah’s Entertainment, Inc. Executive Supplemental Savings Plan II (the “Plan”) in order to provide its executives and the executives of its affiliates with an opportunity and incentive to save for retirement and other purposes;
WHEREAS, the Plan was amended and restated generally effective as of August 3, 2007 and was further amended by the First Amendment thereof effective as of February 9, 2009 to suspend matching contributions under the Plan;
WHEREAS, in November, 2010 the Company changed its name to “Caesars Entertainment Corporation”;
WHEREAS, the Committee now wishes to amend the Plan to suspend all deferrals under the Plan and to make clarifying and conforming changes to the Plan to reflect the Company’s name change;
WHEREAS, Section 12.1(a) of the Plan provides that, subject to certain limitations not relevant here, the EDCP Committee has the right to amend the Plan; and

WHEREAS, the EDCP Committee has approved the adoption of the Second Amendment to the Plan.

NOW, THEREFORE, the Plan is hereby amended, effective as of November 5, 2014, as follows:

AMENDMENT

1.By adding the following as the last paragraph of Article One of the Plan:
“Effective in November, 2010, the Company changed its name to ‘Caesars Entertainment Corporation’. Effective as of November 5, 2014, the name of the Plan is changed to ‘Caesars Entertainment Corporation Executive Supplemental Savings Plan II’.”
2.    By substituting “Caesars Entertainment Corporation” for “Harrah’s Entertainment, Inc.” in each place that the latter phrase appears in the Plan other than for purposes of purposes of Section 2.26A of the Plan
3.    By adding the following new Section 3.2A to the Plan immediately after Section 3.2 thereof:
“3.2A Suspension of Participation Agreements and Deferral Contributions. Notwithstanding any other provision of the Plan, for Deferral Periods commencing on and after January 1, 2015, (1) no Participant shall be permitted to make any Participant Deferral Contributions under the Plan and (2) no Participation Agreement shall be given effect (including any Participation Agreement that would otherwise automatically apply to any subsequent Deferral Period pursuant to Section 3.2(a)(3)).”
4.    By adding the following new paragraph (d) to Section 4.1 of the Plan immediately after paragraph (c) thereof:
“(d)    Suspension of Contributions. No Deferral Contributions shall be permitted under the Plan for Deferral Periods beginning on and after January 1, 2015.”
5.    By adding the following new paragraph (e) to Section 4.3 of the Plan immediately after paragraph (d) thereof:
“(e)    Suspension of Contributions Beginning in 2015. No Deferral Contributions shall be permitted under the Plan for Deferral Periods beginning on and after January 1, 2015.”
This Second Amendment to the Amendment and Restatement of the Plan is hereby executed by a duly authorized officer of Caesars Entertainment Corporation, effective as of November 5, 2014.

Caesars Entertainment Corporation
By:__________________________
Name:________________________
Its:___________________________

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